Exhibit 4.2


The warrant covered by this Warrant Agreement has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and no transfer, sale, assignment, pledge, hypothecation or other disposition of such warrant may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (b) pursuant to an exemption from the provisions of Section 5 of the Securities Act, and the rules and regulations in effect thereunder, and applicable state securities laws.


                        MILLENNIUM BANKSHARES CORPORATION
                                WARRANT AGREEMENT

         THIS AGREEMENT is made and entered into as of this 1st day of March, 1999, by and between Millennium Bankshares Corporation, a Virginia corporation ("Corporation"), and __________________________________ (Warrant Holder").

                              W I T N E S S E T H :

         WHEREAS, Warrant Holder has purchased _______________ shares of the Corporation's common stock, par value $10.00 per share (the "Common Stock") at the price of $10.00 per share; and

         WHEREAS, the Corporation desires to provide Warrant Holder with the right to acquire the same number of shares purchased in the initial stock offering of Common Stock.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Warrant. Subject to the terms, restrictions, limitations and conditions stated herein, the Corporation hereby grants to Warrant Holder the right (the "Warrant") to purchase all or any part of an aggregate of _________________ shares of Common Stock.

         2. Term. Subject to Sections 4(b) and 5, the Warrant may be exercised in whole, or from time to time in part, at any time before the earlier of (i) 5:00 p.m. Eastern time on February 28, 2009 (the "Expiration Time") or
(ii) the date and time fixed for redemption in any notice of redemption given under Section 6(b).

         3. Purchase Price. The price per share to be paid by Warrant Holder for the shares of Common Stock subject to this Warrant shall be $10.00, subject to adjustment as set forth in Section 7 hereof (such price, as adjusted, hereinafter called the "Purchase Price").

         4.       Exercise of Warrant.

                  (a) A Warrant may be exercised by Warrant Holder by delivery to the Corporation, at the address of the Corporation set forth under
Section 10(a) hereof or such other address as the Corporation advised Warrant Holder pursuant to Section 10(a) hereof, of the following:

                           (i)      Written  notice of exercise  specifying  the
number of shares of Common Stock with respect to which the Warrant is being exercised;

                           (ii)     A cashier's  or certified  check  payable to
the Corporation for the full amount of the aggregate Purchase Price for the number of shares as to which the Warrant is being exercised; and

                           (iii)    This Warrant  Agreement for cancellation or,
in the case of partial exercise, reissuance.

                  (b) Notwithstanding any other provision of this Warrant, if the capital of any bank subsidiary of the Corporation falls (i) below the minimum requirements contained in Title 12, Part 3 of the Code of Federal Regulations or (ii) below a higher requirements as determined by such subsidiary's primary federal regulator, such regulator may direct the
Corporation to require Warrant Holder to exercise or forfeit the Warrant. The Corporation will notify Warrant Holder within 45 days from the date that the regulator notifies the Corporation in writing that Warrant Holder must exercise or forfeit the Warrant. The Corporation will cancel the Warrant if it is not exercised within 21 days of the Corporation's notification to Warrant Holder. The Corporation has agreed to comply with any regulatory request that the Corporation invoke its right to require Warrant Holder to exercise or forfeit the Warrant under the circumstances described in this subsection.

         5.       Issuance  of  Shares.  Upon  receipt of the items set forth in
Section 4(a), and subject to the terms hereof, the Corporation shall cause to be delivered to Warrant Holder stock certificates for the number of shares specified in the notice to exercise, such shares to be registered under the name of Warrant Holder. Notwithstanding the foregoing, the Corporation shall not be required to issue or deliver any certificate for shares of the Common Stock purchased upon exercise of the Warrant or any portion thereof prior to the fulfillment of the following conditions:

                  (a) The admission of such shares for listing on all stock exchanges on which the Common Stock is then listed;

                  (b) The completion of any registration or other qualification of such shares which the Corporation shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body or a determination by the Corporation that no such registration or qualification is necessary;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Corporation shall determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the Warrant as the Corporation from time to time may establish for reasons of administration convenience.

The Corporation shall have no obligation to obtain the fulfillment of these conditions; provided, however, Warrant Holder shall have one/full calendar year after these conditions have been fulfilled to exercise his or her warrants granted herein, notwithstanding any other provision herein.

         6.       Redemption.

                  (a) The Corporation shall have the right to redeem the Warrant at a price equal to Two and 50/100 Dollars ($2.50) multiplied by the number of shares of Common Stock specified in Section 1:

                           (i)      At any time (A) after the Corporation  shall
file a registration statement with the Securities and Exchange Commission under the Securities Act with respect to shares of Common Stock (other than shares issuable pursuant to a stock option plan or employee benefit plan) and (B) before such registration is declared effective; or

                           (ii)     At any time that the ratio of Tier 1 Capital
to weighted risk assets of the Corporation or any bank subsidiary of the Corporation is less than eight percent (8.0%).

                  (b) Not less than 30 nor more than 60 days prior to the date fixed for any redemption pursuant to subsection (a) of this Section 6, notice of redemption shall be given by first class mail, postage prepaid, to the Warrant Holder of record to be redeemed at his or her last addresses as shown by the Corporation's records. The notice of redemption shall set forth the date and time fixed for redemption, and the place or places where Warrant Agreements representing Warrants to be redeemed may be surrendered.

                  (c) For the purposes of this Section 6, the terms "Tier 1 Capital" and "weighted risk assets shall have the same meanings as those set forth in federal regulations applicable to bank holding companies and national banks.

                  (d) Notwithstanding the foregoing, the Corporation shall not have the right to redeem the Warrant during any period when the Corporation, pursuant to Section 5 of this Warrant Agreement, is not obligated to deliver certificates for shares of Common Stock.

         7.       Antidilution.

                  (a) If prior to the Expiration Time, the Corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares, or declare and pay a dividend on its Common Stock payable in additional shares of its Common Stock, the Purchase Price as then in effect shall be proportionately reduced, and the number of shares of Common Stock then subject to exercise under the Warrant (and not previously exercised), shall be proportionately increased.

                  (b) If prior to the Expiration Time, the Corporation shall combine its outstanding shares of the Common Stock into a smaller number of shares, the Purchase Price, as then in effect, shall be proportionately increased, and the number of shares of Common Stock then subject to exercise under the Warrant (and not previously exercised), shall be proportionately reduced.

         8. Reorganization, Reclassification, Consolidation or Merger. Subject to Section 6, if prior to the Expiration Time, there shall be any reorganization or reclassification of the Common Stock of the Corporation (other than a subdivision or combination of shares provided for in Section 7 hereof), or any consolidation or merger of the Corporation with another entity, the Warrant Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Corporation or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Corporation, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, appropriate adjustment (as determined by agreement of the Warrant Holder and the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Warrant Holder to the end that the provisions set forth herein (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as may reasonably be practicable, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

         9. Notice of Adjustments. Upon any adjustment of the purchase price and any increase or decrease in the number of shares of common stock purchasable upon the exercise of this Warrant, the Corporation, within thirty
(30) days thereafter, shall give written notice thereof to the Warrant Holder at the address set forth under Section 10(a) hereof or such other address as Warrant Holder may advise the Corporation pursuant to Section 10(a) hereof, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

         10.      Transfer and Assignment.

                  (a) This Warrant has not been registered under the Securities Act, or under applicable state securities laws. Accordingly, this Warrant cannot be offered, sold, transferred, assigned, pledged or hypothecated to any person unless such transfer is in full compliance with all applicable federal and state securities laws.

                  (b) The shares of Common Stock purchased or purchasable upon the exercise of the Warrant have not been registered under the Securities Act, or under applicable state securities laws. Accordingly, such shares cannot be offered, sold, transferred, assigned, pledged or hypothecated to any person unless such transfer is in full compliance with all applicable federal and state securities laws. Unless they are registered prior to exercise of the Warrant, certificates representing any such shares will bear the following restrictive legend upon issue:

       The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (b) pursuant to an exemption from the provisions of Section 5 of the Securities Act, and the rules and regulations in effect thereunder, and applicable state securities laws

                  (c)      In connection  with any proposed  transfer under this
Section 10, the Corporation may require that the proposed transferor provide the Corporation with an opinion of counsel satisfactory to the Corporation that such transfer complies with applicable federal and state securities laws. The Corporation is not obligated to register this Warrant or the shares of Common Stock purchased or purchasable upon the exercise of the Warrant under the Securities Act or any state securities laws.

         11.      Miscellaneous.

                  (a) All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, e-mail or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other under):

To the Corporation:                          To the Warrant Holder:
     Millennium Bankshares Corporation            ___________________________
     1601 Washington Plaza                        ___________________________
     Reston, Virginia  20190                      ___________________________
     Attention:  Carroll C. Markley               ___________________________
                 Chairman & CEO

                  (b) The Corporation covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

                  (c) No holder of this Warrant, as such, shall be entitled to vote or receive dividends with respect to the shares of Common Stock subject hereto or be deemed to be a shareholder of the Corporation for any purpose until the Warrant has been properly exercised and Common Stock has been issued.

                  (d) This Warrant may be amended only by an instrument in writing executed by the party against whom enforcement of amendment is sought.

                  (e) This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (f) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Virginia.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed as of the day and year first above written.


                                            ------------------------------------

CORPORATE SEAL                              By:      Carroll C. Markley
                                               ---------------------------------
                                                       Chairman & CEO
ATTEST:



---------------------------------
           Secretary